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                                 Exhibit 21

                          CROGHAN BANCSHARES, INC.

                       Subsidiaries of the Registrant

                                               State of       Percentage of
         Subsidiary                         Incorporation    securities owned

The Croghan Colonial Bank (1)                      Ohio            100%





(1) The subsidiary's principal office is located in Fremont, Ohio.